Exhibit 16.1

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE:   Asia Payment Systems, Inc.
        Commission File No. 000-30013

We served as the principal accountants for Asia Payment, Inc. (the "Company") for the year ended December 31, 2005 and for the period since then until we were dismissed as the principal accountants of the Company on June 5, 2007. We have read the Company's statements included under Item 4.01 of its Form 8-K dated June 8, 2007, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.

Very truly yours,

WEINBERG & COMPANY, P.A.
 WEINBERG & COMPANY, P A
Certified Public Accountants

Boca Raton, Florida
June 8, 2007

6100 Glades Road * Suite 314	1925 Century Park East * Suite 1120	Room 2707, 27/F
Boca Raton, Florida 33434	Los Angeles, California 90067	Shui On Centre * 6-8 Harbour Road
Telephone: 561.487.5765	Telephone: 310.601.2200	Wanchai, Hong Kong, P.R.C.
Facsimile: 561.487.5766	Facsimile: 310.601.2201	Telephone: 852-2780-7231
	www.cpaweinberg.com	Facsimile: 852-2780-8717